UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Chemtura Corporation (the “Company”) held on May 9, 2013, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to delete the plurality vote standard in uncontested director elections to allow the By-Laws to provide a majority vote standard in those elections. The amendment to the Certificate of Incorporation was previously approved by the Company’s Board of Directors, subject to approval by the shareholders. The amendment to the Certificate of Incorporation became effective on May 9, 2013. To implement the majority vote standard, the Board of Directors also previously approved an amendment to Article II, Section 8 of the Company’s By-Laws, contingent upon shareholder approval of the majority vote standard proposal, providing for a majority vote standard in uncontested director elections. The amendment to the By-Laws became effective on May 9, 2013.

The foregoing description of the amendments to the Certificate of Incorporation and By-Laws are qualified in their entirety by reference to the full text of such amendments, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in Item 5.03 above, the Company held its Annual Meeting on May 9, 2013. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Chemtura’s Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 3, 2013 (the “Proxy Statement”). The results of the shareholder vote are as follows:

a.	Messrs. Jeffrey D. Benjamin, Timothy J. Bernlohr, Alan S. Cooper, James W. Crownover, Robert A. Dover, Jonathan F. Foster, Craig A. Rogerson, John K. Wulff and Ms. Anna C. Catalano were each elected by the shareholders to a term to expire in 2014 or until their respective successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey D. Benjamin	77,985,120	843,408	8,544,888
Timothy J. Bernlohr	78,544,724	283,804	8,544,888
Anna C. Catalano	78,436,780	391,748	8,544,888
Alan S. Cooper	78,607,020	221,508	8,544,888
James W. Crownover	78,418,793	409,735	8,544,888
Robert A. Dover	78,620,748	207,780	8,544,888
Jonathan F. Foster	78,603,663	224,865	8,544,888
Craig A. Rogerson	76,941,669	1,886,859	8,544,888
John K. Wulff	73,952,566	4,875,962	8,544,988

b.	The shareholders approved, on an advisory (non-binding) basis, the compensation paid to Chemtura’s named executive officers as disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related disclosures.

For	Against	Abstain	Broker Non-Votes
76,519,023	964,048	1,345,457	8,544,888

c.	As described in Item 5.03 above, the shareholders approved the amendment of the Certificate of Incorporation to delete the plurality vote standard in uncontested director elections to allow the By-Laws to provide for a majority vote standard in those elections.

For	Against	Abstain	Broker Non-Votes
78,581,629	68,830	178,069	8,544,888

d.	The shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2013.

For	Against	Abstain
86,867,293	324,436	181,687

Item 8.01 Other Events.

As previously disclosed, on July 31, 2012, the Board of Directors authorized an increase in the Company’s share repurchase program from $50 million to up to $100 million and extended the program to November 2013. As of May 8, 2013, the Company had purchased 3.4 million shares for $41 million. On May 9, 2013, the Board of Directors authorized an increase in the share repurchase program by $41 million such that the Company may now repurchase up to $100 million and extended the program through March 31, 2014. The shares are expected to be repurchased from time to time through open market purchases. The program, which does not obligate the Company to repurchase any particular amount of common stock, may be modified or suspended at any time at the Board’s discretion. The manner, price, number and timing of such repurchases, if any, will be subject to a variety of factors, including market conditions and the applicable rules and regulations of the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chemtura Corporation

3.2	Amended and Restated By-Laws of Chemtura Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	May 13, 2013

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Chemtura Corporation

3.2	Amended and Restated By-Laws of Chemtura Corporation